    As filed with the Securities and Exchange Commission on November 13, 2002
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------

                            TRIKON TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                     Delaware                                                       95-4054321
(State or other jurisdiction of incorporation or organization)         I.R.S.   Employer Identification No.)


                                  Ringland Way
                     Newport, Gwent NP18 2TA, United Kingdom
                               44 (0) 1633 414 000
       (Address, including zip code, and telephone including area code, of registrant's principal executive offices)

              Nigel Wheeler, President and Chief Executive Officer
                                  Ringland Way
                     Newport, Gwent NP18 2TA, United Kingdom
                               44 (0) 1633 414 000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Stephen B. Selbst, Esq.
                             McDermott, Will & Emery
                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (212) 547-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Section 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
=========================================== =================== ========================== ======================= ================
                                                                                              Proposed maximum
       Title of each class of securities     Number of Shares   Proposed maximum offering    aggregate offering       Amount of
               to be registered              to be registered      price per share (1)           price             Registration fee
------------------------------------------- ------------------- -------------------------- ----------------------- ----------------
Common Stock, no par value, currently           1,634,614                 $4.695               $7,674,512.70           $706.06
outstanding
=========================================== =================== ========================== ======================= ================

(1) Pursuant to Rule 457(c), the average of the high and low price of Trikon Technologies, Inc. Common Stock as reported on the NASDAQ NMS on November 11, 2002.
                                 ---------------
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the securities and exchange commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 Subject to Completion, dated November 13, 2002

PROSPECTUS

                            TRIKON TECHNOLOGIES, INC.

                             Shares of Common Stock

         We have prepared this prospectus to allow the selling security holder we identify in this prospectus to sell up to 1,634,615 shares of our common stock, including 1,149,281 shares of common stock that are subject to restrictions that will vest on the earlier of May 14, 2003 and the sale of all or substantially all of our assets.

         The selling security holder acquired the shares in connection with an exchange offer and in a privately negotiated transaction. We will not receive any of the proceeds from the sale of common stock by the selling security holder.

         The shares offered by the selling security holder may be offered for sale from time to time in one or more transactions, including block trades, in the over the counter market, on NASDAQ, in privately negotiated transactions, or in a combination of any such methods of sale. The selling security holder may sell shares of common stock in amounts and at times determined by it.

         We have not been advised by the selling security holder of any present intention to sell shares, but we have been advised that when the restrictions on 1,149,281 shares being offered hereby lapse, the selling stockholder will incur a significant tax liability in the United Kingdom and may need to sell certain of the shares offered hereby to pay the applicable taxes. The restrictions on the shares will lapse on the earlier of of May 14, 2003 or the date on which we sell all or substantially all of our assets.

         See "Plan of Distribution" beginning on page 12 for a more detailed description of how the shares of common stock can be sold.

         Our common stock trades on NASDAQ NMS under the symbol TRKN. The last sales price of our common stock on November ___, 2002 was $[___].

         See "Risk Factors" beginning on page 4 for a discussion of certain factors you should consider before investing in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                The date of this Prospectus is November __, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information electronically with the SEC. You may read and copy any of the reports, statements or other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20547.

         You can receive additional information about the operations of the SEC's Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the website maintained by the SEC at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This prospectus is part of a registration we filed with the SEC to register the common stock. It does not repeat important information that you can find in our Registration Statement or in the reports and other documents we file with the SEC. The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose important information to you by referring you to the other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede the information in this prospectus and the documents listed below. We incorporate by reference any documents we may file with the SEC in the future under Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 and the documents listed below:

         o Our annual report on Form 10-K for the year ended December 31, 2001, filed on March 22, 2002;

         o Our Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Stockholders of Trikon Technologies, Inc., filed on April 22, 2002;

         o Our current report on Form 8-K dated May 17, 2002, filed on May 22, 2002

         o Our quarterly report on Form 10-Q for the quarterly period ended June 30, 2002, filed on August 14, 2002; and

         o The description of our common stock contained in our Registration Statement on Form 8-A, filed on July 21, 1995 and amended on August 21, 1995 (Commission File No. 0-26482).

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address or number:

                  Trikon Technologies, Inc.
                  Attn:  William Chappell, Secretary
                  Ringland Way
                  Newport, Gwent NP18 2TA
                  United Kingdom
                  Telephone: 44 (0) 1633 414 000

         You should rely on the information incorporated by reference or provided in this prospectus or any amendment or supplement to this prospectus. We have not authorized anyone else to provide you with different or additional information. You should not assume that any information in this prospectus or any amendment or supplement in this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and certain information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included or incorporated by reference in this prospectus, other than statements that are purely historical are forward looking statements. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and other similar expressions or variations of such words are intended to identify these forward-looking statements.

         These forward-looking statements, which include statements about our development efforts in the field of low k dielectrics, acceptance of our technological innovations and products, the length and severity of the current downturn in the semiconductor industry, our capital requirements and funding sources, our ability to cut costs and manage the current downturn, our market size, share and demand, and our expectations and objectives regarding future expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

         All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements. Shareholders are cautioned not to place undue reliance on such statements.

         The forward-looking statements and any expectations based on such forward-looking statements are subject to risks and uncertainties and other important factors, including, without limitation, the cyclical nature of the semiconductor industry, the long sales cycle and implementation periods, the acceptance of our technologies and products, our ability to respond to technological change, our dependence on a limited number of customers and other factors discussed under the heading "Risk Factors" and elsewhere in this prospectus. The reader should also consult the cautionary statements and risk factors listed from time to time in the reports we file with the Securities and Exchange Commission.

                                   THE COMPANY

         We design, manufacture, market and service a broad line of advanced production equipment used to manufacture semiconductor devices. Our products are used by our customers to manufacture silicon integrated circuits, compound semiconductor devices and circuits and optical waveguides. These circuits and devices are key components in most advanced electronic products, such as telecommunications devices, consumer and industrial electronics and computers.

         Management believes that our leading technologies for the low k (dielectric constant) and ultra low k markets represent a considerable opportunity for us. The use of low k materials, which provide for increased speed of electrical signals through an integrated circuit and allow for the use of new materials, is crucial to the development of faster and smaller integrated circuits. To that end, we have devoted a significant portion of our research and development budget to the development of low k tools, and, despite the continuing downturn in the semiconductor industry, we continue to spend heavily on research and development.

         Our strategy is to expand our position as a leading provider of process solutions to the silicon semiconductor, compound semiconductor and emerging optical and micro-electromechanical systems markets, and includes the following key elements:

         Marketing solutions over a broad range of applications in the silicon and compound semiconductor end markets. We offer innovative products incorporating new technologies. In 2002, we shipped demonstration systems for our low k chemical vapor deposition ("CVD") units. Although we have not sold any such systems, and there can be no assurance that we will, management believes that our low k CVD dielectric solution is a potentially sizable market opportunity within the silicon semiconductor end market. We believe that our ability to identify and provide leading edge solutions to key growth markets will be critical to ensuring our long-term success.

         Maintaining technological leadership. We devote significant resources to research and development programs, including programs addressing low k dielectrics, new physical vapor deposition ("PVD") applications and advanced oxide/low k etch applications for silicon integrated circuits. We are committed to improving systems and technologies and to develop new technologies and systems that compete effectively on the basis of total cost of ownership and performance.

         Leveraging existing strong customer relationships with silicon and compound semiconductor manufacturers located throughout North America, Europe and the Asia/Pacific region. We work closely with each customer to identify and address specific product requirements. We believe that timeliness of delivery along with the ability to service and support customers on an international basis has been and will continue to be critical to attracting and retaining our worldwide customer base.

         Offering lowest cost of ownership solutions for mature, non-critical processes. We believe that our solutions for these markets have a lower cost of ownership, which is attributed to factors such as efficient manufacturing processes, small factory footprint and low consumables.

         Our principal executive offices are located at Ringland Way, Newport, South Wales NP18 2TA, United Kingdom, and our telephone number is 44 (0) 1633.414.000.

                                  RISK FACTORS

You should carefully consider the following risk factors and other information contained or incorporated by reference in this prospectus before deciding to invest in our common stock. Investing in our common stock involves a high degree of risk. The risks and uncertainties described below may not be the only ones we face. If any of the following risks actually occur, our business could be harmed and the trading price of our common stock could decline, and you may lose all or part of your investment. Please see the "Special Note Regarding Forward-Looking Statements" on page 2 of this prospectus.

         The semiconductor industry is experiencing a significant downturn, which has harmed and may continue to harm our sales and profitability.

         We sell our products to the semiconductor industry, which is subject to sudden variations in product supply and demand. The industry is experiencing a downturn at this time, the length and severity of which is difficult to estimate. The downturn, which began in 2001, is continuing through 2002 and will likely extend to 2003 and potentially beyond. Our sales and revenues have been harmed significantly by the current downturn. Even after the current downturn ends, there can be no assurance that orders and sales will return to historical levels.

         The timing, length and severity of these cycles are difficult to predict. Semiconductor manufacturers may contribute to these cycles by misinterpreting conditions in the industry and over- or under-investing in semiconductor manufacturing capacity and equipment. We have little ability to anticipate or respond effectively to these industry cycles.

         Downturns in the semiconductor industry often occur in connection with, or anticipation of, maturing product cycles for both semiconductor companies and their customers and declines in general economic conditions. Industry downturns have been characterized by reduced demand for semiconductor devices and equipment, production over-capacity and accelerated declines in average selling prices. During a period of declining demand, to maintain our profitability, we must be able to quickly and effectively reduce expenses and motivate and retain key employees. Many of our expenses are fixed and our ability to reduce other expenses in response to any downturn in the semiconductor industry is limited by our need for continued investment in engineering and research and development and extensive ongoing customer service and support requirements. During fiscal 2001 and 2002, we have reduced our expenses, but our ability to continue to cut costs without damaging our business is limited.

         In addition, the long lead time for production and delivery of our products, and the possibility of customer order cancellations, creates a risk that we may incur expenditures or purchase inventories for products which we cannot sell.

         At the time the current downturn ends, we may not be in a position to meet our customers' needs. Industry upturns have been characterized by abrupt increases in demand for semiconductor devices and equipment and production under-capacity. During a period of increasing demand and rapid growth, we must be able to quickly hire, train and assimilate a sufficient number of qualified personnel, particularly engineers, and obtain sufficient components in order to increase production to meet customer demand. If we are unable to increase production on a timely basis in times of increased demand some of our existing or potential customers could place orders with our competitors and, as a result we may not be able to fully benefit from any industry upturn.

         Our industry is subject to rapid technological change. We may not be able to forecast or respond to commercial and technical trends.

         The semiconductor industry and the semiconductor equipment industry are subject to rapid technological change and frequent introductions of enhancements to existing products, and if we are unable to develop and incorporate new technologies in our products, we will be unable to compete effectively and our business will be materially and adversely affected. Technological trends have had and will continue to have a significant impact on our business. Our results of operations and ability to remain competitive are largely based upon our ability to accurately anticipate customer and market requirements. Accordingly, we may be required to maintain a relatively high level of research and development spending, even at times of declining sales and profitability, in order to maintain our competitive position.

         Our success in developing, introducing and selling new and enhanced products depends upon a variety of factors, including:

         o        appropriate technology and product selection;

         o timely and efficient completion of product design and development;

         o timely and efficient implementation of manufacturing and assembly processes;

         o        effective sales and marketing;

         o        product performance in the field; and

         o        product support and service.

         We may not be able to accurately forecast or respond to commercial and technical trends in the semiconductor industry or respond to specific product announcements by our competitors. Our competitors may be developing technologies and products that are more effective or that achieve more widespread acceptance. In addition, we may incur substantial costs to ensure the functionality and reliability of our current and future products. If our products are unreliable or do not meet our customers' expectations, then reduced orders, higher manufacturing costs, delays in collecting accounts receivable or additional service and warranty expense could result. We may also experience delays and technical and manufacturing difficulties in future introductions or volume production of new systems or enhancements. Significant delays can occur between a product's introduction and the commencement of volume production of that product. Any of these events could negatively affect our ability to generate the return we intend to achieve on our investments in these new products.

         We expect the semiconductor industry to migrate to the further use of copper and will need to continue to adapt our products for use with copper and copper processes. If we fail to make our products compatible with copper and copper processes at the time our competitors offer copper compatible products, our revenues and market share will be negatively affected.

         The semiconductor industry also has historically moved to larger diameter wafers requiring new equipment as a strategy to reduce manufacturing costs. The maximum diameter of silicon wafers used in production is increasing from 200mm to 300mm. While we have already shipped 300mm systems for our CVD products, we continue to develop the technology and solutions for our PVD and etch systems. There can be no assurance, however, that we will be able to complete the development of 300mm systems in time to meet market demand. If our current products and our 300mm systems are not competitive or available at the correct time, we may lose customers or fail to gain new business from potential customers, which would have a material adverse effect on our revenues and net earnings.

         We believe that we lead in the development of equipment for the deposition of low k dielectrics and we are dedicating significant resource to continue to lead in this field and to achieve the commercial sales of our low k systems. However, the physical characteristics of low k films make the manufacturing process significantly more difficult than with existing insulating materials and, as a result, device manufacturers have been slow to adopt the use of low k materials. Device manufacturers may therefore find alternative methods to manufacture devices at smaller feature sizes, and forgo the development and use of low k materials. Also, there can be no assurance that the industry will adopt a CVD method for the deposition of low k films. Other technologies for which we do not manufacture equipment could also be use for the deposition of low k films. If we fail to continue to develop our low k CVD solution to achieve all the specifications required by device manufacturers, or our competitors develop competing low k solutions, then our ability to grow our revenues and market share from these products would be negatively affected.

         Our operational results could be negatively affected by currency fluctuations.

         We are based in the United Kingdom, and most of our operating expenses are incurred in British pounds. Our revenues, however, are generally denominated in US dollars, and to a lesser extent in euros, and we report our financial results in US dollars. Accordingly, if the British pound increases in value against the US dollar, our expenses as a percentage of revenues will increase and gross margins and net income will be negatively affected.

         Our competitors have greater financial resources and greater name recognition than we do and therefore may compete more successfully.

         We face competition or potential competition from many companies with greater resources than ours. If we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

         Virtually all of our primary competitors in the silicon-based semiconductor equipment market are substantially larger companies and some of them have broader product lines than ours. They have well established reputations in the markets in which we compete, greater experience with high volume manufacturing, broader name recognition, substantially larger customer bases, and substantially greater financial, technical, manufacturing and marketing resources than we do. The dominant silicon-based semiconductor-equipment manufacturers may determine to enter, or attempt to increase their market share, in the compound semiconductor equipment market. In each market, we also face potential competition from new entrants, including established manufacturers in other segments of the semiconductor capital equipment market who may decide to diversify into our market segments of CVD, PVD and plasma etch.

         Semiconductor manufacturers are loyal to their current semiconductor equipment supplier, which may make it difficult for us to obtain new customers.

         We believe that once a semiconductor manufacturer has selected a supplier's equipment for a particular fabrication line, the manufacturer often will continue to rely on that supplier's equipment for future requirements, including new generations of similar products. If we are unable to sell our products to potential customers who currently are using other suppliers' equipment, it could be difficult for us to increase our revenues or market share. Changing from one equipment supplier to another may be expensive and may require a substantial investment of resources by the customer. Accordingly, we may experience difficulty in achieving significant sales to a customer using another supplier's equipment. At the same time, however, we cannot assure you that our existing customers will continue to use our equipment in the future.

         Our products generally have long sales cycles and implementation periods, which increase our costs of obtaining orders and reduce the predictability of our earnings.

         Our products are technologically complex. Prospective customers generally must commit significant resources to test and evaluate our products and to install and integrate them into larger systems. In addition, customers often require a significant number of product presentations and demonstrations, in some instances evaluating equipment on site, before reaching a sufficient level of confidence in the product's performance and compatibility with their requirements to place an order. As a result, our sales process is often subject to delays associated with lengthy approval processes that typically accompany the design and testing of new products. The sales cycles of our products often last for many months or even years. Longer sales cycles require us to invest significant resources in attempting to make sales and delay the generation of revenue. In addition, we may incur significant costs in supporting evaluation equipment at our customers' facilities.

         Long sales cycles also subject us to other risks, including customers' budgetary constraints, internal acceptance reviews and cancellations. In addition, orders expected in one quarter could shift to another because of the timing of customers' purchase decisions. The time required for our customers to incorporate our products into their manufacturing processes can vary significantly with the needs of our customers and generally exceeds several months, which further complicates our planning processes and reduces the predictability of our operating results.

         We depend upon sole suppliers for certain key components.

         We depend on a number of sole suppliers for key components used in the manufacture of our products. If we are unable to obtain timely delivery of sufficient quantities of these components, we would be unable to manufacture our products to meet customer demand, unless we are able to locate replacement components. Most significantly, our Sigma(R) fxP(TM), Planar(TM) fxP(TM) and Omega(TM) fxP(TM) systems are designed around an automation module supplied by Brooks Automation. Due to the high cost of these modules we keep very few in inventory. If Brooks Automation fails to deliver the component on a timely basis, delivery of our Sigma(R) fxP(TM), Planar(TM) fxP(TM) and Omega(TM) fxP(TM) systems will be delayed and sales may be lost. If Brooks Automation is unable to deliver any such modules for a prolonged period of time, we will have to redesign our Sigma(R) fxP(TM) and Planar(TM) fxP(TM) systems so that we may utilize other wafer transport systems. There can be no assurance that we will be able to do so, or that customers will adopt the redesigned systems.

         Our final assembly and testing is concentrated in one facility.

         Our final assembly and testing activity is concentrated in our facility in Newport, United Kingdom. We have no alternative facilities to allow for continued production if we are required to cease production in our facility, as a result of a fire, natural disaster or otherwise. In such event, we will be unable to produce any products until the facility is replaced. Any such interruption in our manufacturing schedule could cause us to lose sales and customers.

         We are subject to the risk of business interruptions from implementing a new enterprise resource planning system.

         We are in the process of implementing an enterprise resource planning system to integrate management information, purchasing, accounting and finance, sales, billing, payroll and benefits and regulatory compliance systems. While the major components of the system have been installed, we are still configuring part of this system. Significant interruption of our business resulting from post implementation issues, such as system response time, vendor software application code errors or system design and configuration problems, could result in delayed product deliveries or manufacturing inefficiencies, which could materially and adversely affect our financial condition and results of operations. In addition, the deployment of this system is a complex, time consuming and expensive process and will continue to require significant attention from management and other personnel resources, which may distract attention from oversight of day-to-day business. The diversion of management's attention and any difficulties associated with deploying the system could have a material adverse effect on revenues, levels of expenses and operating results.

         If we are unable to hire and retain a sufficient number of qualified personnel, our ability to manage growth will be negatively affected.

         Our business and future operating results depend in part upon our ability to attract and retain qualified management, technical, sales and support personnel for our operations on a worldwide basis. Competition for qualified personnel is intense, and we cannot guarantee that we will be able to continue to attract and retain qualified personnel. Our operations could be negatively affected if we lose key executives or employees or are unable to attract and retain skilled executives and employees as needed.

         Our ability to compete could be jeopardized if we are unable to protect our intellectual property rights from challenges by third parties.

         Our success and ability to compete depend in large part upon protecting our proprietary technology. We rely on a combination of patent, trade secret, copyright and trademark laws, non-disclosure and other contractual agreements and technical measures to protect our proprietary rights.

         There can be no assurance that patents will be issued on our pending patent applications or that competitors will not be able to ascertain legitimately proprietary information embedded in our products that is not covered by patent or copyright. In such case, we may be precluded from preventing the competitor from making use of such information. In addition, should we wish to assert our patent rights against a particular competitor's product, there can be no assurance that any claim in any of our patents will be sufficiently broad nor, if sufficiently broad, any assurance that our patent will not be challenged, invalidated or circumvented, or that we will have sufficient resources to prosecute our rights.

         Claims or litigation regarding intellectual property rights could seriously harm our business or require us to incur significant costs.

         In recent years, there has been significant litigation in the United States in the semiconductor equipment industry involving patents and other intellectual property rights. There can be no assurance that infringement claims will not be asserted against us in the future nor that, if such claims are made, we would be able to defend against such claims successfully or, if necessary, obtain licenses on reasonable terms.

         Any claim that our products infringe proprietary rights of others would force us to defend ourselves and possibly our customers against the alleged infringement. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their outcome, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation could force us to do one or more of the following:

         o        lose or forfeit the Company's proprietary rights;

         o stop manufacturing or selling the Company's products that incorporate the challenged intellectual property;

         o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms or at all and may involve significant royalty payments;

         o pay damages, including treble damages and attorney's fees in some circumstances; or

         o redesign those products that use the challenged intellectual property.

         If we are forced to take any of the foregoing actions, our business could be severely harmed.

         Our sales are characterized by low volume sales of high cost systems and we derive a significant percentage of our revenue from sales to a small number of customers. If we are not able to retain these customers, or if these customers reschedule, reduce or cancel orders, our revenues will be reduced and our financial results will suffer.

         To date our product sales have been highly concentrated, for example, approximately 32% of our product revenues for year ended December 31, 2001 was derived from sales to two customers and 61% was derived from 4 customers in the year ended December 31, 2000. We may not be able to retain our key customers or these customers may cancel purchase orders or reschedule or decrease their level of purchases from us. Any substantial decrease or delay in sales to one or more of our key customers could harm our sales and financial results. There can be no assurance that these customers will continue to purchase systems and technology from us at current levels, or at all. Sales to these large customers have varied significantly from year to year and will continue to fluctuate in the future. These sales also may fluctuate significantly from quarter to quarter.

         Our operations are subject to health and safety and environmental laws that may expose us to liabilities for noncompliance.

         We are subject to a variety of governmental regulations relating to the use, storage, discharge, handling, manufacture and disposal of all materials present at, or our output from, our facilities, including the toxic or other hazardous chemical by-products of our manufacturing processes. Environmental claims against us or our failure to comply with any present or future regulations could result in:

         o        the assessment of damages or imposition of fines against us;

         o        the suspension of production of our products; or

         o        the cessation of our operations.

         New regulations could require us to purchase costly equipment or to incur other significant expenses. Our failure to control the use or adequately restrict the discharge of hazardous substances could subject us to future liabilities, which could negatively affect our earnings and financial position.

         Any acquisitions we may make could disrupt our business and severely harm our financial condition.

         From time to time, we may consider investments in complementary companies, products or technologies. While we have no current agreements or specific plans to do so, we may acquire businesses, products or technologies in the future. In the event of any future acquisitions, we could:

         o issue stock that would dilute our current shareholders' percentage ownership;

         o        incur debt;

         o        assume liabilities;

         o incur amortization expenses related to goodwill and other tangible assets; or

         o        incur large and immediate accounting write-offs.

         Our operation of any acquired business will also involve numerous risks, including:

         o problems integrating the purchased operations, technologies or products;

         o unanticipated costs and liabilities for which we are not able to obtain indemnification from the sellers;

         o        diversion of management's attention from our core business;

         o adverse effects on existing business relationships with customers;

         o risks associated with entering markets in which we have no or limited prior experience; and

         o potential loss of key employees, particularly those of the purchased organizations.

         You may have difficulty protecting your rights as a shareholder and in enforcing civil liabilities because our executive offices and the majority of our assets are located outside the United States.

         Our principal assets and our manufacturing plants are located in the United Kingdom. In addition, most of the members of our management board, executive officers, and some of the experts named in this prospectus are residents of jurisdiction other than the United States. As a result, it may be difficult for investors to serve process within the United States upon members of our management, our executive officers and certain of our experts, or to enforce against us or them judgments of the United States courts, to enforce outside the United States judgments obtained against them in United States courts, or to enforce in United States courts judgments obtained against them in courts in jurisdictions outside the United States, in any action, including actions that derive from the civil liability provisions of the United States securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, liabilities that derive from the United States securities laws.

                                 USE OF PROCEEDS

         The shares offered hereby are being sold by the selling security holder named herein and we will not receive any proceeds from such sales.


                             SELLING SECURITY HOLDER

         The following table sets forth information we know regarding the beneficial ownership of our common stock held by the selling security holder as of November 8, 2002, and as adjusted to reflect the sale of common stock offered hereby. As of November 8, 2002, there were 14,023,796 shares of our common stock outstanding.

         The selling security holder will sell shares of common stock in amounts, and at times, chosen individually by him. For purposes of preparing the table presented below, we have assumed that all securities offered hereby will be sold.

         We have not been advised by the selling security holder of any present intention to sell his shares, but we have been advised that when the restrictions on 1,149,281 shares being offered hereby lapse, the selling stockholder will incur a significant tax liability in the United Kingdom and may need to sell certain of the shares offered hereby to pay the applicable taxes. The restrictions on the shares will lapse on the earlier of May 14, 2003 or the date on which we sell all or substantially all of our assets.


                          Number of Shares                                                      Percentage of Total
                          Beneficially Owned                             Number of Shares       Outstanding Shares
Name of the Selling       Before the Offering    Number of Shares        Beneficially Owned     Beneficially Owned
Stockholder               (1)                    Offered                 After the Offering     after the Offering(2)
========================= ====================== ======================= ====================== ======================
Christopher D. Dobson     1,642,615              1,634,615               8,000                  *


(1) Beneficial ownership is determined in accordance with the rules of the SEC.

(2) Based upon outstanding shares of our common stock as of November 8, 2002.

*   Less than 1%.

         Mr. Dobson joined our Board of Directors as Chairman in November 1996 upon the acquisition of Trikon Limited. From December of 1997 to June 1998, Mr. Dobson was the Chief Executive Officer of our Company. Mr. Dobson was appointed Chief Technical Officer in May 1998 and served in such capacity until his retirement on May 15, 2001. Mr. Dobson continues to serve as the Chairman of our Board of Directors, a non-executive position.

         In connection with the exchange offer that we commenced on April 14, 1998 for all of our outstanding 7-1/8% Convertible Subordinated Notes due 2001, Series G Preferred Stock and warrants issued in connection with the issuance of the Series G Preferred Stock, we entered into certain agreements with Mr. Dobson whereby we agreed that upon the consummation of the exchange offer, 1,149,281 shares of our Company's restricted common stock would be granted to Mr. Dobson. These shares of restricted common stock vest 100% on the earlier of (i) May 14, 2003, or (ii) the sale of substantially all of our assets, the direct sale by our stockholders possessing more than 50% of the total combined voting power of our outstanding securities to persons different from those holding such securities immediately prior to such sale, or the merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to persons different from those holding such securities immediately prior to the merger or consolidation. We will automatically acquire the restricted stock in return for payment of $0.01 per share of our common stock upon Mr. Dobson's termination for cause or voluntary cessation of providing services to us. For purposes of the restricted stock, the meaning of "for cause" is limited to willful misconduct that materially injures the pecuniary interests of our Company and any material breach of the noncompetition obligations under these agreements. Mr. Dobson is permitted, at his discretion, to reallocate up to 20% of the restricted stock to other members of senior management of our Company.

         This prospectus and the registration statement of which this prospectus is a part are being filed by us pursuant to registration rights we granted the selling security holder in connection with the private placement, and we are bearing all the related costs and expenses, other than any underwriting discounts, commissions, or fees, if any, attributable to the sale of the shares offered hereby, all of which will be borne by the selling security holder.

                              PLAN OF DISTRIBUTION

         The selling security holder may sell the common stock from time to time. The selling security holder will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling security holder may make these sales on one or more exchanges, in the over-the-counter market, through put or call options transactions relating to the shares, through short sales of such shares, in privately negotiated transactions or a combination of such methods of sale or otherwise, at prices and terms that are then-prevailing or at prices related to the then-current market price, fixed prices, varying prices determined at the time of sale or at negotiated prices. The selling security holder will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holder may use one or more of the following methods to sell the common stock:

         o a block trade in which the selling stockholder's broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

         o a broker or dealer may purchase the common stock as a principal and the resell the common stock for its own account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of the applicable exchange; and

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         To our knowledge, the selling security holder has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock offered by this prospectus; however, the selling security holder may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, the supplement will disclose:

         o the name of each selling stockholder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transaction.

         In effecting sales, broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in the resales.

         The selling security holder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling security holder. The selling security holder may also sell shares short and redeliver the shares to close out such short positions. The selling security holder may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling security holder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers, and the selling security holder, may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling security holder.

         We will make copies of this prospectus available to the selling security holder and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will bear all costs, expense and fees in connection with the registration of the shares. The selling security holder will bear all commissions and discounts, if any, attributable to the sale of the shares. The selling security holder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling security holder against certain liabilities in connection with their offering of the shares, including liabilities arising under the Securities Act.


                                  LEGAL MATTERS

         The law firm of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020 acted as our counsel in connection with the validity of the common stock offered hereby.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and Registration Statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

No dealer, sales representative or any other person has been authorized to give information or make any representation not contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

                                                          Page
                                                          ----

Where You Can Find More Information..........................1
Incorporation of Certain Information by Reference............1
Special Note Regarding Forward-Looking
Statements...................................................2
Risk Factors.................................................4
Use of Proceeds.............................................11
Selling security holder.....................................11
Plan of Distribution........................................12
Legal Matters...............................................14
Experts.....................................................14


                                    1,634,615


                             Shares of Common Stock



                              TRIKON TECHNOLOGIES,

                                      INC.



                                -----------------
                                   PROSPECTUS
                                -----------------


                               November ___, 2002

                                     PART II

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement. We have agreed to pay all of the costs and expenses of this Offering.


        SEC Registration fee                           $706
        *Blue Sky fees and expenses                       0
        *Legal fees and expenses                      5,000
        *Accounting fees and expenses                 6,500
        *Miscellaneous                                1,000
                                                    -------
        TOTAL                                       $13,206

*Estimated

Item 15. Indemnification of Directors and Officers.

                  The Registrant's certificate of incorporation and bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit.

                  Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided he acted in such a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 16. Exhibits.

         The following exhibits, which are furnished with this Registration Statement or incorporated herein by reference, are filed as part of this Registration Statement.

EXHIBIT INDEX

*4.1    Specimen Form of Common Stock Certificate.
#5      Opinion of McDermott, Will & Emery.
#23.1   Consent of Ernst & Young LLP
#23.2   Consent of McDermott, Will & Emery (contained in Exhibit 5).
24      Power of Attorney (on signature page).
-----------------------
* Filed as an Exhibit to Registrant's Registration Statement on Form S-1 (No. 33-65294) effective August 23, 1995.

#       Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport, Gwent, United Kingdom, on the 12th day of November, 2002.


                                      TRIKON TECHNOLOGIES, INC.

                                      By: /s/ Nigel Wheeler
                                          -----------------------------------
                                      Nigel Wheeler
                                      Chairman of the Board and
                                      Chief Executive Officer


                                Power of Attorney

         We, the undersigned officers and directors of Trikon Technologies, Inc. do hereby constitute and appoint Nigel Wheeler and William Chappell, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                                           Title                                   Date
          ---------                                           -----                                   ----
                                      Chief Executive Officer, President and Chief Operating
   /s/ Nigel Wheeler                  Officer and Director (Principal Executive Officer)        November 11, 2002
--------------------------------
         Nigel Wheeler

   /s/ William Chappell               Chief Financial Officer and Secretary                     November 11, 2002
--------------------------------
       William Chappell               (Principal Financial and Accounting
                                      Officer)

   /s/ Christopher D. Dobson          Chairman of the Board and Director                        November 11, 2002
--------------------------------
     Christopher D. Dobson

   /s/ Richard M Conn                 Director                                                  November 11, 2002
--------------------------------
        Richard M. Conn

   /s/ Stephen N. Wertheimer          Director                                                  November 11, 2002
--------------------------------
     Stephen N. Wertheimer

   /s/ Robert R. Anderson             Director                                                  November 11, 2002
--------------------------------
      Robert R. Anderson

